POWER OF ATTORNEY

The undersigned members of the Board of Trustees of Saratoga Advantage Trust (the "Trust") hereby each appoint Stuart M. Strauss as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on their behalf any or all documents in connection with the Trust's Registration Statement on Form N-14 relating to the proposed reorganization of the NWM Momentum Fund, a series of PFS Funds, a Massachusetts business trust, with and into the James Alpha Momentum Portfolio, a series of the Trust, and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission relating to the Trust.

SIGNATURE	TITLE	DATE

/s/ Stephen H. Hamrick Stephen H. Hamrick	Trustee	March 20, 2018

/s/ Udo W. Koopmann Udo W. Koopmann	Trustee	March 20, 2018

/s/ Floyd E. Seal Floyd E. Seal	Trustee	March 20, 2018

/s/ Patrick H. McCollough Patrick H. McCollough	Trustee	March 20, 2018